EXHIBIT 10(E)

PINNACLEWEST ENERGY

April 9, 2003

VIA FEDERAL EXPRESS

Nevada Power Company

6262 W. Sahara

Las Vegas, NV 89151

Attention:  Carolyn Cowan

RE:	Assignment and Assumption of Long-Term Firm Point to Point Transmission Service Agreement No. 101.A

Dear Ms. Cowan:

The purpose of this letter is to provide to Nevada Power Company (“NPC”) the formal notice required by the Sierra Pacific Resources Open Access Transmission Tariff (the “Tariff”) that Pinnacle West Energy Corporation (“PWEC”) has assigned all if its right, title and interest in Transmission Service Agreement No. l0lA to Pinnacle West Capital Corporation (“PWCC”) in accordance with Section 23.1 of the Tariff. A copy of this assignment is attached. We request that NPC make any and all filings required in connection with the assignment with the Federal Energy Regulatory Commission, and, change the name of the Transmission Customer under Service Agreement 101.A to PWCC.

If you have any questions or require any additional information, please do not hesitate to contact us. Thank you for your assistance.

Sincerely,

Ajoy K Banerjee

Vice President, Generation Expansion

Enclosure

cc:        Donald Brandt

Page 1	Contract Agreement

ASSIGNMENT AND ASSUMPTION AGREEMENT

BETWEEN PINNACLE WEST ENERGY CORPORATION

AND PINNACLE WEST CAPITAL CORPORATION

This Assignment and Assumption Agreement (this “Agreement”) is entered into as of this 9th day of April, 2003 (the “Effective Date”) by and between Pinnacle West Capital Corporation, an Arizona corporation (“PWCC”) and Pinnacle West Energy Corporation, an Arizona corporation (“PWEC”) (individually “Party” and collectively “Parties”).

WHEREAS, PWEC wishes to assign to PWCC all of its rights, obligations, title and interest under and to the Service Agreement for Firm Point to Point Transmission Service l0l.A with Nevada Power Company (“NPC”) for 375 MW of transmission service (the “Transmission Contract”); and

WHEREAS, PWCC is willing to accept PWEC’s assignment of the Transmission Contract and to assume all of PWEC’s rights and obligations thereunder;

NOW, THEREFORE, in consideration of the mutual promises stated herein, PWEC and PWCC hereby agree as follows:

1.	Defined Terms. Defined terms not otherwise defined in this Agreement shall have the meaning set forth for such term in the Transmission Contract.

2.	Assignment. PWEC hereby assigns, transfers and conveys to and for the benefit of PWCC, all of PWEC’s rights, title, interest, liabilities and obligations in, to and under such Transmission Contract from and after the Effective Date.

3.	Assumption. PWCC hereby assumes and agrees to satisfy and perform all of PWEC’s rights, title, interest, liabilities and obligations under the Transmission Contract from and after the Effective Date.

4.	Rollover Rights. If PWCC does not sell, assign, or transfer the Transmission Contract to a third party prior to its termination date and in the event PWCC does not intend to exercise its rights of first refusal to extend the transmission services under the Transmission Contract in accordance with Section 2.2 of the Sierra Pacific Resources Open Access Transmission Tariff, PWCC shall notify PWEC in writing no less than sixty (60) days prior to the deadline for exercise of such rights of first refusal under said Tariff. PWEC may within ten (10) days thereafter request PWCC to assign the Transmission Contract to PWEC. PWEC agrees to assume all rights, title, interest, liabilities and obligations associated with the transmission service obtained through the exercise of such assignment. If PWCC assigns, sells or transfers the Transmission Contract to a third party arid PWCC obtains a right of first refusal to extend the transmission services under the Transmission Contract from that third party, PWCC will offer such rights to PWEC as provided in accordance with this section 4.

Page 2	Contract Agreement

5.	Mutual Representations. Each Party hereby represents and warrants that:

a)	It has all requisite corporate power and authority to enter into this Agreement and to perform its respective obligations hereunder.

b)	This Agreement has been duly authorized, executed and delivered by such Party and is a legal, binding and valid obligation of such Party enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect that affect creditors’ rights generally and by legal and equitable limitations on the availability of specific remedies.

c)	The execution, delivery and performance by such Party of this Agreement, the consummation of the transactions contemplated hereby, and the compliance with the provisions hereof or thereof, by such Party will not, with or without the passage of time or the giving of notice or both:

(i)	conflict with, constitute a breach or violation of any governmental approval held by or on behalf of such Party, the loss of which would reasonably be expected to have a material adverse effect on such Party’s performance under this Agreement;

(ii)	conflict with or violate the certificate of incorporation or bylaws of such Party; or

(iii)	violate any requirements of law applicable to such Party.

d)	There is no claim or proceeding pending or threatened before or by any governmental authority or any other person that may have a material adverse effect on the performance by such Party of its obligations hereunder.

6.	PWEC’s Representations. PWEC represents and warrants to PWCC that the Transmission Contract is in full force and effect and PWEC is not in default under the Transmission Contract, nor to the best of PWEC’s knowledge is NPC in default under the Transmission Contract. PWEC has received no notice, and is not aware, of any conflict, violation, or breach of the Transmission Contract by either PWEC or NPC.

7.	Mutual Indemnification. PWEC shall hold PWCC harmless and indemnify PWCC from all claims, costs and expenses arising out of or relating to any actual or alleged misrepresentation, breach, default or non-performance of the Transmission Contract by PWEC prior to the Effective Date and PWCC shall hold PWEC harmless and indemnify PWEC from all claims, costs and expenses arising out of or relating to any actual or alleged misrepresentation, breach, default or non-performance of the Transmission Contract by PWCC from and after the Effective Date.

Page 3	Contract Agreement

8.	Miscellaneous.

a)	Entire Agreement. This Agreement represents the entire agreement between the Parties and supersedes in its entirety all prior agreements concerning the subject matter hereof, and no modification, amendment, revision, waiver, or other change shall be binding on either Party unless consented to in writing by the Party’s authorized representative. Any oral or written representation, warranty, course of dealing, or trade usage not contained or referenced herein shall not be binding on either Party. Each Party agrees that it has not relied on, or been induced by, any representations of the other Party not contained in this Agreement.

b)	Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Nevada, except to the extent governed by federal law, without regard to its principles governing conflicts of laws.

c)	No Third-Party Beneficiaries. The Parties agree that no other party is an intended third-party beneficiary of this Agreement.

d)	Successors and Assigns. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns.

e)	Further Assurances. Each of PWEC and PWCC agrees that it will promptly execute and deliver all such further instruments and documents and take all further action as the other party hereto may reasonably request in order to effectuate more fully the purposes of this Agreement.

f)	Captions. Captions and paragraph headings of this Agreement are solely for the convenience of the parties and are not a part of this Assignment Agreement or any provision hereof.

g)	Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and both of which together shall constitute this Agreement.

IN WITNESS WHEREOF the Parties have caused this document to be executed by their authorized representatives on the date first above written.

[signatures to follow on page 4]

Page 4	Contract Agreement

PINNACLE WEST CAPITAL CORPORATION	PINNACLE WEST ENERGY CORPORATION

By:	By:
(Signature)	(Signature)

Donald E. Brandt	Ajoy K. Banerjee
(Printed Name)	(Printed Name)

Senior Vice President and Chief Financial Officer	Vice President, Generation Expansion
(Title)	(Title)

April 9, 2003	April 9, 2003
(Date)	(Date)

Page 5	Contract Agreement